CERTIFICATE OF AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF COMSTOCK HOLDING COMPANIES, INC. Comstock Holding Companies, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify: 1. The name of the corporation is Comstock Holding Companies, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on May 24, 2004 and the Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 17, 2004, as amended by that Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware on June 28, 2011, as amended by that Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware on June 22, 2012, as amended by that Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware on June 18, 2015, as amended by that Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware on September 23, 2015 (as amended, the “Amended and Restated Certificate of Incorporation”). 2. The Board of Directors of the Corporation, at a meeting duly convened on March 12, 2025, adopted resolutions proposing and declaring advisable that Article IV(A)(2)(b) of the Amended and Restated Certificate of Incorporation be amended in its entirety to read as follows: Each share of Class B Common Stock shall entitle the holder thereof to the Applicable Class B Per Share Vote in person or by proxy on all matters submitted to a vote of the stockholders of the Corporation, except with respect to any Going Private Transaction (as hereinafter defined), which shall be governed by Paragraph (A)(10) of this Article IV. As used herein, “Applicable Class B Per Share Vote” means fifteen (15) votes, provided that (i) in the event the Rights (such term and other capitalized terms used in this Article (IV)(A)(2)(b) and not otherwise defined in this Amended and Restated Certificate of Incorporation having the meanings assigned to such terms in the Section 382 Rights Agreement dated as of March 28, 2025 between the Corporation and Equiniti Trust Company, LLC, as the same may be amended from time to time (the “Rights Plan”)) become exercisable for Class A Common Stock and/or other voting securities in accordance with Section 11 of the Rights Plan, “Applicable Class B Per Share Vote” shall mean the number of votes per share of Class B Common Stock that result in the aggregate voting power of the outstanding Class B Common Stock as a percentage of the total voting power of the outstanding voting securities of the Company immediately following time at which the Rights become so exercisable, when taken together with the aggregate voting power of all such Class A Common Stock and/or other voting securities issuable upon exercise of Rights distributed with respect to the Class B Common Stock, being equal to the aggregate voting power of the outstanding Class B Common Stock as a percentage of the total voting power of the outstanding voting securities of the Company immediately prior to the time at which the Rights become so exercisable, assuming the exercise of all Rights (taking into account from time to time each adjustment to the number of shares of Class A Common Stock or other voting securities so issuable, each adjustment to the Purchase Price and each adjustment to the number of outstanding Rights that is given effect in accordance with the terms of the Rights Plan), and (ii) in the event the Board of Directors of the Company takes an action to exchange all or any portion of the Rights for shares of Class A Common Stock and/or other voting securities in accordance with Section 27 of the Rights Plan, from and after the date of such action, the calculation of the Applicable Class B Per Share Vote to be made pursuant to clause (i) of this proviso shall be made by substituting for the number of shares of Class A Common Stock and other voting securities issuable upon exercise of the Rights to be so exchanged the number of shares of Class A Common Stock and other voting securities to be issued in exchange for such Rights.

3. This Certificate of Amendment was duly adopted by the stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware. IN WITNESS WHEREOF, Comstock Holding Companies, Inc. has caused this Certificate of Amendment to be executed as of this 12th day of June, 2025. COMSTOCK HOLDING COMPANIES, INC. By: Christopher Clemente, Chief Executive Officer /s/ Christopher Clemente